EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-69554, 333-53296, 333-53296-01, 333-53296-02 and 333-53296-03, on Form S-3,
of TXU US Holdings Company, formerly TXU Electric Company (TXU Electric), of our report dated January 18, 2002, on the combined financial statements of TXU Energy Company LLC (the Company) and the businesses that comprise the Company, as of and for the years ended December 31, 2000 and 1999, appearing in the Current Report on Form 8-K of TXU Electric dated January 24, 2002.


DELOITTE & TOUCHE LLP


Dallas, Texas
January 24, 2002